Exhibit 3.3

STATE OF DELAWARE

CERTIFICATE OF LIMITED PARTNERSHIP

OF

PHYSICIANS REALTY L.P.

The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, does hereby certify as follows:

First:                      The name of the limited partnership is Physicians Realty L.P.

Second:                 The address of its registered office in the State of Delaware is: c/o Capitol Services, Inc., 1675 South State Street, Suite B, in the City of Dover, County of Kent, Delaware 19901. The name of its registered agent at such address is Capitol Services, Inc.

Third:                    The name and mailing address of the sole general partner is as follows: Physicians Realty Trust, 250 E. Wisconsin Avenue, Suite 1900, Milwaukee, Wisconsin 53202.

In Witness Whereof, the undersigned general partner has executed this Certificate of Limited Partnership of Physicians Realty L.P. this 10th day of June, 2013.

By:	Physicians Realty Trust
General Partner

Name:	/s/ John W. Sweet
John W. Sweet